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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 April 27, 1999



                            MATEWAN BANCSHARES, INC.
             (Exact Name of Registrant as specified in its charter)


           DELAWARE               No. 0-16707            No. 55-0639363
(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)         Identification No.)



               250 East Second Avenue
               Williamson, West Virginia                          25661
      (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:   (304) 235-1544


                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

          On April 27, 1999, Matewan BancShares, Inc., a Delaware corporation, and BB&T Corporation, a North Carolina corporation, amended the Agreement and Plan of Reorganization between the companies dated February 24, 1999, which provides for BB&T's acquisition of Matewan. Under the amended agreement, Matewan's common shareholders will receive 0.67 shares of BB&T common stock per share of Matewan common stock. Matewan's preferred shareholders will receive
0.8375 shares of BB&T common stock per share of Matewan Preferred Stock.


Item 7.   Financial Statements and Exhibits

     (c)  Exhibits.

          99.1 Press release dated April 27, 1999.

          99.2 Second 1999 Amendment to Agreement and Plan of Reorganization dated April 27, 1999.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 30, 1999

                                    MATEWAN BANCSHARES, INC.



                                    By:   /s/ Dan R. Moore
                                       ------------------------------------
                                        Name:  Dan R. Moore
                                        Title: Chairman of the Board,
                                               President and
                                               Chief Executive Officer
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                                 Exhibit Index


99.1 Press released dated April 27, 1999.

99.2 Second 1999 Amendment to Agreement and Plan of Reorganization dated April 27, 1999.